UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 24, 2008
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS
Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 24, 2008 Portola Packaging, Inc. (the “Company”) entered into a Restructuring Support Agreement (the “RSA”), pursuant to which General Electic Capital Corporation (“GECC”) and Wayzata Investment Partners LLC (“Wayzata”), a Minnesota-based investment firm, as the Company’s principal secured lenders, and holders (the “Holders”) of in excess of 80% in aggregate principal amount of the Company’s 8-1/4% Senior Notes due 2012 (the “Notes”) agreed, among other things, following receipt of a disclosure statement, to participate in and support the Company’s proposed offer to (i) exchange the Notes for newly-issued shares of common stock of the reorganized Company (“New Portola Common Stock”) and (ii) exchange the Company’s existing equity securities for warrants to purchase New Portola Common Stock (the “Exchange Offer”). The Company currently expects to effect the proposed exchange, together with other restructuring transactions, pursuant to a prepackaged chapter 11 plan of reorganization (the “Plan”) of the Company on the terms and conditions set forth in the RSA. The Company currently expects to complete the restructuring by the end of October 2008.
     Pursuant to the RSA, the Holders have agreed to tender in the Exchange Offer on the terms described in the RSA, and not withdraw, all Notes beneficially owned by them. The RSA further provides that, following the completion of the restructuring, the Company’s board of directors will be comprised of seven members, all of whom shall be initially appointed by certain Holders. The RSA is terminable in a variety of circumstances, in which event the Holders shall no longer be required to tender and not withdraw their Notes in connection with the Exchange Offer.
     In connection with the proposed restructuring, the Company also entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Wayzata pursuant to which Wayzata agreed to provide the Company with up to $10 million in principal amount of secured financing in order to fund the Company’s working capital requirements through the completion of the restructuring. On July 24, 2008, the Company also entered into forbearance agreements with its existing lenders (the “Forbearance Agreements”) pursuant to which GECC and Wayzata agreed to temporarily forbear from exercising certain default-related rights and remedies against the Company with respect to defaults under the Company’s existing credit facilities.
     On July 24, 2008, the Company issued a press release (the “Press Release”) announcing the proposed restructuring. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (C) Exhibits
     99.1      Press Release Dated July 24, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.

Dated: July 28, 2008	By:	Kim Wehrenberg

/s/ Kim Wehrenberg

Kim Wehrenberg General Counsel and Secretary